UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2007

Atmospheric Glow Technologies, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-11591	62-1647888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

924 Corridor Park Blvd., Knoxville, Tennessee 37932-3723
(Address of principal executive offices)

(865) 777-3776
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2007, Atmospheric Glow Technologies, Inc. (“AGT”) entered into a Sub-License Agreement with O1, LLC.

Under the license agreement, AGT granted O1 a five year renewable sub-license for exclusive use of its licensed and wholly-owned technologies in the fields of use related to electro-chemical energy storage systems and certain areas of food processing.

The Sub-License Agreement incorporates certain language as required by AGT’s license agreement with The University of Tennessee Research Foundation.  As partial consideration for the license, O1 has made a one-time license payment to AGT of $200,000.  O1 is also required to pay minimum royalties of 3% of net sales of licensed products or processes with a minimum royalty of $50,000 owed to AGT annually.  Percentages of other fees received by O1 relating to the licensed technology are also payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: December 4, 2007	By:	/s/ W. Scott McDonald
W. Scott McDonald
	Title:	Chief Executive Officer